Exhibit 10.57

EXHIBIT 1, SHEET 1

Building No. 600/700, One Kendall Square

Cambridge, Massachusetts

(the “Building”)

Execution Date:	December 19, 2006

Tenant:	Cequent Pharmaceuticals, Inc.

a Delaware corporation
(description of business organization)

Mailing Address:	124 Mt Auburn St., Suite 200 N; Cambridge, MA 02138

Landlord:	RB Kendall Fee, LLC

Mailing address:	c/o The Beal Companies, LLP, 177 Milk Street, Boston, Massachusetts 02109, Attn: Vice President – Asset Management

Building:	Building No. 600/700 in One Kendall Square in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts

Art. 2	Premises: An area on the first (1st ) floor of the Building, substantially as shown on Lease Plan, Exhibit 2

Art. 3.1	Term Commencement Date: The day immediately following the Substantial Completion Date (as defined in the Lease).

Art. 3.1	Specified Commencement Date: March 1, 2007

Art. 3.1	Rent Commencement Date: The later of (A) March 1, 2007, and (B) the Term Commencement Date.

Art. 3.2	Term of Original Term: Three (3) years, plus two (2) months following the Term Commencement Date.

Art. 5	Use of Premises: Laboratory use and general office use and no other purpose.

Art. 6	Time Period	Yearly Rent	Monthly Payment

	March 1, 2007 – February 29, 2008	$180,531.00	$15,044.25
	March 1, 2008 – February 28, 2009	$185,160.00	$15,430.00
	March 1, 2009 – the end of the Term	$189,789.00	$15,815.75

Art. 7	Total Rentable Area: 4,629 square feet Total Rentable Area of Building No. 600/700 – 239,553 square feet Total Rentable Area of Complex: 660,586 square feet

Art. 8	Electric current will be furnished by Landlord to Tenant

Art. 9	Operating and Taxes:

Tenant’s Proportionate Common Area Share: .70%
Tenant’s Proportionate Building Share: 1.93%

Art. 29.3	Broker: Richards, Barry, Joyce & Partners for Tenant Beal and Company, Inc. for Landlord

Art. 29.5	Arbitration: Massachusetts, Superior Court

Art. 29.12	Security Deposit: $45,132.75

Art. 29.14	Parking Spaces: 4 spaces

LANDLORD:			TENANT:

RB KENDALL FEE, LLC			CEQUENT PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Peter D. Parker
Name:	Robert L. Beal		Name: Peter D. Parker
Title:	Authorized Signatory		Title: President
Hereunto Duly Authorized

Date Signed: 12/19/06			Date Signed: 12/18/06

1.	REFERENCE DATA		1

2.	DESCRIPTION OF DEMISED PREMISES		1
	2.1	Demised Premises	1
	2.2	Appurtenant Rights	1
	2.3	Exclusions and Reservations	1

3.	TERM OF LEASE		2
	3.1	Definitions	2
	3.2	Habendum	2
	3.3	Declaration Fixing Term Commencement Date	2

4.	CONDITION OF PREMISES – READINESS FOR OCCUPANCY		2
	4.1	Condition of Premises	2
	4.2	Tenant Improvements	3
	4.3	Included Equipment	5

5.	USE OF PREMISES		5
	5.1	Permitted Use	5
	5.2	Prohibited Uses	6
	5.3	Licenses and Permits	6

6.	RENT		6

7.	RENTABLE AREA		6

8.	SERVICES FURNISHED BY LANDLORD		7
	8.1	Electric Current	7
	8.2	Water	8
	8.3	Elevators, Heat and Cleaning	8
	8.4	Air Conditioning	8
	8.5	Additional Heat and Air Conditioning Services	9
	8.6	Additional Air Conditioning Equipment	9
	8.7	Repairs	9
	8.8	Interruption or Curtailment of Services	9
	8.9	Energy Conservation	10
	8.10	Miscellaneous	10

9.	ESCALATION		10
	9.1	Definitions	10
	9.2	Tax Share	14
	9.3	Operating Expense Share	15
	9.4	Part Years	15
	9.5	Effect of Taking	15
	9.6	Audit	15
	9.7	Survival	16

10.	CHANGES OR ALTERATIONS BY LANDLORD		16

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT		17

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT		17

13.	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF
TENANT’S PERFORMANCE-COMPLIANCE WITH LAWS			18

14.	REPAIRS BY TENANT-FLOOR LOAD		19
	14.1	Repairs by Tenant	19
	14.2	Floor Load-Heavy Machinery	19

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION		19
	15.1	General Liability Insurance	19
	15.2	Certificates of Insurance	20
	15.3	General	20
	15.4	Property of Tenant	21
	15.5	Bursting of Pipes, etc	21
	15.6	Repairs and Alterations-No Diminution of Rental Value	21

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING		22

17.	MISCELLANEOUS COVENANTS		23
	17.1	Rules and Regulations	23
	17.2	Access to Premises-Shoring	24
	17.3	Accidents to Sanitary and Other Systems	24
	17.4	Signs, Blinds and Drapes	25
	17.5	Estoppel Certificate	25
	17.6	Prohibited Materials and Property	25
	17.7	Requirements of Law-Fines and Penalties	26
	17.8	Tenant’s Acts—Effect on Insurance	26
	17.9	Miscellaneous	26

18.	DAMAGE BY FIRE, ETC.		26

19.	WAIVER OF SUBROGATION		27

20.	CONDEMNATION-EMINENT DOMAIN		28

21.	DEFAULT		29
	21.1	Conditions of Limitation-Re-Entry-Termination	29
	21.2	Intentionally Omitted	29
	21.3	Damages-Termination	29
	21.4	Fees and Expenses	30
	21.5	Waiver of Redemption	30
	21.6	Landlord’s Remedies Not Exclusive	31
	21.7	Grace Period	31

22.	END OF TERM-ABANDONED PROPERTY		32

23.	SUBORDINATION		32

24.	QUIET ENJOYMENT		34

25.	ENTIRE AGREEMENT-WAIVER-SURRENDER		34
	25.1	Entire Agreement	34
	25.2	Waiver by Landlord	34
	25.3	Surrender	35

26.	INABILITY TO PERFORM-EXCULPATORY CLAUSE		35

27.	BILLS AND NOTICES		36

28.	PARTIES BOUND-SEIZING OF TITLE		36

29.	MISCELLANEOUS		36
	29.1	Separability	36
	29.2	Captions, etc	36
	29.3	Broker	37
	29.4	Modifications	37
	29.5	Arbitration	37
	29.6	Governing Law	37
	29.7	Assignment of Rents	37
	29.8	Representation of Authority	38
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	38
	29.10	Survival	38
	29.11	Hazardous Materials	38
	29.12	Patriot Act	40
	29.13	Security Deposit	41
	29.14	Parking	41
	29.15	Tenant’s Option to Extend the Term of the Lease	41
	29.16	Definition of Fair Market Rental Value	42
	29.17	Notices	43

EXHIBIT 1			45

LEASE DATA			45

EXHIBIT 2			46

LEASE PLAN			46

EXHIBIT 3			47

COMPLEX OF PLAN			47

EXHIBIT 4			48

SPACE PLANS			48

EXHIBIT 5			49

INCLUDED EQUIPMENT			49

EXHIBIT 6			50

WARM AND COLD ROOM SPECIFICATIONS			50

THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as “premises”), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.	REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as “Building”, substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof. Landlord reserves the right, at its own cost and expense, to require Tenant, upon not less than ninety (90) days’ notice, to relocate its premises elsewhere in the Building or Complex of which the Building is a part (except to an area that is below ground level), to an area of substantially equivalent size, layout, construction and finish as designated by Landlord. In such event, Landlord shall, at its sole cost and expense, move Tenant and its personal property from the premises to such new space and relocate any and all cables, wiring, fixtures and equipment, and use commercially reasonable efforts to minimize interference with Tenant’s business operations. Any dispute between the parties as to whether the area designated by Landlord is “substantially equivalent” shall be submitted to arbitration pursuant to Article 29.5 hereof.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.3 Exclusions and Reservations. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the premises and reserved to Landlord.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

(a) “Specified Commencement Date” - The date (as stated in Exhibit 1) on which it is estimated that the premises will be ready for Tenant’s occupancy for its use as stated in Exhibit 1.

(b) “Term Commencement Date” - If the “Term Commencement Date” is a date certain agreed upon by the parties at the time of the execution of this Lease, such date shall be inserted in Exhibit 1; otherwise, the “Term Commencement Date” is the date on which the premises are ready for Tenant’s occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1.

(c) “Complex” shall be defined as all of the Building, the other buildings, and the Common Areas serving such buildings, all located on the land (“Land”) shown outlined on Exhibit 3.

(d) “Common Areas” shall be defined as the common walkways, accessways, and parking facilities located on the Land, as the same may be changed, from time to time.

(e) “Rent Commencement Date” shall be the date set forth in Exhibit 1 as the Rent Commencement Date.

3.2 Habendum. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending at 11:59 p.m. on the last day of the thirty-eighth (38th) complete month following the Term Commencement Date or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called “Termination Date”).

3.3 Declaration Fixing Term Commencement Date. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord’s request therefor within ten (10) days. In no event shall this Lease be recorded or filed by Tenant with the Middlesex South Registry of Deeds or Middlesex South Registry District of the Land Court.

4.	CONDITION OF PREMISES – READINESS FOR OCCUPANCY

4.1 Condition of Premises. Subject to Landlord’s completion of Tenant Improvements to the premises in accordance with the Space Plans (as defined below), Tenant accepts the premises and the Building in their present “as is” condition, without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that, except for the Tenant’s Improvements and providing utility services to the premises as required by Landlord under this Lease, Landlord has no work to perform in or on the premises to prepare the premises for Tenant’ use and occupancy, and that any and all other work to be done in or on the premises will be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms of this Lease.

4.2 Tenant Improvements.

(a) Tenant has provided Landlord with all necessary information regarding Tenant’s space planning needs in connection with its use of the premises. Based upon such information supplied by Tenant, the space plan and outline specifications have been prepared (the “Space Plans”) for the layout of Tenant’s leasehold improvements to the Premises (“Tenant’s Improvements”). Tenant’s Improvements shall not include Tenant’s furniture, trade fixtures, equipment and personal property and are limited to normal office fit-up construction and specified laboratory fit-up, as generally laid out and specified on the Space Plans. Tenant acknowledges that Tenant’s Improvements, except as expressly provided in the Space Plans, will be designed and constructed to the general quality of the design and construction of the Building and in accordance with Landlord’s building standards for the Building. Landlord has submitted the Space Plans to Tenant and Tenant has approved the Space Plans. The Space Plans are attached hereto as Exhibit 4.

(b) Tenant understands and agrees that changes to the Space Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not building-standard or as depicted on the Space Plans, will be approved by Landlord and incorporated into the Space Plans only if such changes are not Material Changes (as defined below). The term “Material Changes” as used herein are (i) changes that, individually or in the aggregate, modify the scope or character of the Tenant’s Improvements or any material component thereof from that set forth in the Space Plans, and (ii) changes that will, individually or in the aggregate, in Landlord’s reasonable opinion, result in a likelihood of delay in the Substantial Completion of Tenant’s Improvements. Tenant agrees that any additional cost resulting from any Material Changes requested by Tenant and approved by Landlord, as well as from any changes requested by Tenant to the Tenant’s Improvements after the date hereof (including design and construction costs, including materials, labor and general conditions costs) shall be the responsibility of Tenant and shall be paid in full by Tenant to Landlord within ten (10) business days of billing therefor by Landlord; and Tenant agrees that if any such changes do result in delay in Substantial Completion, same shall be deemed a Tenant Delay (as defined below).

(c) Landlord shall proceed to construct Tenant’s Improvements in substantial conformance with the Space Plans and in a good and workmanlike manner at Landlord’s sole cost and expense not to exceed the Improvement Allowance, as defined herein. Subject to Tenant’s prior approval, which Tenant agrees to not unreasonably withhold or delay, Landlord reserves the right to make changes and substitutions to the Space Plans in connection with the construction of Tenant’s Improvements, provided same do not materially adversely modify the Space Plans or Tenant’s permitted use of the premises, and further provided that Landlord pays any costs resulting from such changes and substitutions. Tenant’s Improvements shall be constructed and completed by Landlord’s contractor, in compliance with all applicable statutes and regulations, in accordance with the Space Plans.

(d) Landlord agrees to use reasonable efforts to Substantially Complete Tenant’s Improvements in a good and workmanlike manner by the Specified Commencement Date, but in no event shall Landlord be liable to Tenant for any failure to deliver the premises on any specified date, nor shall such failure give rise to any default or other remedies under this Lease or at law or equity. Notwithstanding the foregoing, in the event that Landlord has not Substantially Completed Tenant’s Improvements in a good and workmanlike manner within one hundred and twenty (120) days after the Specified Commencement Date (“Outside Date”), then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the Outside Date but prior to the date that Landlord actually Substantially Completes said work; the Outside Date shall be adjusted, on a day-for-day basis to the extent such failure is attributable to Tenant Delays (as defined below).

(e) Tenant’s Improvements shall be deemed “Substantially Complete” on the date (the “Substantial Completion Date”) Tenant receives notice from Landlord that Landlord has received a certificate of occupancy or temporary certificate of occupancy for the premises issued by the City of Cambridge (the “Certificate of Occupancy”) and Tenant’s Improvements have been completed in accordance with the Space Plans attached hereto as Exhibit 4 except for punch list items, the completion of which shall not materially interfere with Tenant’s occupancy of the premises for the purposes contemplated herein. Any of Tenant’s Improvements not fully completed (of which Tenant shall give Landlord notice as provided below) on the Term Commencement Date shall thereafter be so completed with commercially reasonable diligence by Landlord. Notwithstanding the foregoing, if any delay in the Substantial Completion of the Tenant’s Improvements by Landlord is due to Tenant Delays, then the Substantial Completion Date shall be deemed to be the date (as set forth in a written notice from Landlord to Tenant) Tenant’s Improvements would have been Substantially Complete, if not for such Tenant Delays, as reasonably determined by Landlord. “Tenant Delays” shall mean delays caused by: (i) requirements of the Space Plans requested by Tenant that contain long lead-time (provided Landlord has notified Tenant of such long lead-time and provided Tenant with the option to replace such item with an item not having a long lead-time prior to the date hereof (except in the case of an item resulting from a change in the Space Plans requested by Tenant after the date hereof)); (ii) any material change in the Space Plans requested by Tenant; (iii) any request by Tenant for a delay in the commencement or completion of Tenant’s Improvements for any reason; or (iv) any other act or omission of Tenant or its employees, agents or contractors which reasonably inhibits the Landlord from timely completing the Tenant’s Improvements. Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done. If as a result of Tenant Delays the premises are deemed ready for Tenant’s occupancy, pursuant to the foregoing (and the term shall have commenced by reason thereof), but the premises are not in fact actually ready for Tenant’s occupancy, Tenant shall not (except with Landlord’s consent not to be unreasonably withheld, conditioned or delayed) be entitled to take possession of the premises for use as set forth in Exhibit 1 until the premises are in fact actually ready for such occupancy.

(f) Within seven (7) business days after the Term Commencement Date, Landlord and Tenant shall confer and create a specific list of any defects or incomplete remaining items of work with respect to Tenant’s Improvements (a “Punchlist”). Except with respect to the items contained in the Punchlist and latent defects not readily discoverable upon a thorough investigation of the premises, Tenant shall be deemed satisfied with Tenant’s Improvements, Landlord shall be deemed to have completed all of its obligations under this Section 4.2 and Tenant shall have no claim that Landlord has failed to perform in full its obligations hereunder.

(g) This Lease is subject to the Landlord obtaining all permits, licenses and approvals necessary to allow Landlord to construct Tenant’s Improvements and obtain a Certificate of Occupancy with respect thereto; and if despite Landlord’s good faith efforts Landlord shall be unable to obtain such permits, license, approvals, or Certificate of Occupancy, and is therefore unable to commence or complete Tenant’s Improvements, then this lease may be terminated by Landlord by written notice to Tenant.

(h) Provided that Tenant and its employees, agents and contractors do not unreasonably interfere with Landlord’s work in the premises, from and after the date the existing tenant of the premises, if any, vacates the premises, Landlord shall allow Tenant access to the premises to install cabling, furniture and equipment. Such access shall be subject to all provisions of this Lease, except that Tenant shall not be required to pay Rent during such period, and prior to Tenant’s entry into the premises as permitted hereunder, Tenant shall submit a schedule to Landlord (and Landlord’s contractor, if so requested by Landlord), for their reasonable approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify and protect and defend Landlord against any loss or damage to the Building or premises and against injury to any person caused by Tenant’s actions as a result of such entry, to the extent such loss or damage is not covered by insurance carried or required to be carried under this Lease.

(i) If Tenant occupies the premises prior to the Term Commencement Date (which shall only be allowed upon the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed), such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the Termination Date, and Tenant shall pay rent and all other charges provided for in this Lease during the period of such occupancy, unless said occupancy is only for the purposes set forth in Article 4.2(h) above. Tenant shall be liable for any damages or delays caused by Tenant’s activities at the premises. Prior to entering the premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the rules and regulations in effect from time to time.

(j) Landlord shall pay the costs and expenses incurred by Landlord in connection with the performance and completion of Tenant’s Improvements in an amount not to exceed Two Hundred Forty-Five Thousand and 00/100 Dollars ($245,000.00) (the “Improvement Allowance”) and Landlord shall have no separate or additional obligation to pay Tenant the Improvement Allowance. Tenant shall be responsible for and promptly (but in no event longer than ten (10) days after request therefore) pay directly or pay to Landlord for, as appropriate, and indemnify and reimburse Landlord from and against, any actual costs of Tenant’s Improvements that are in excess of the Improvement Allowance including without limitation such costs resulting from Tenant’s upgrades from building standard construction materials or

Tenant’s upgrades or changes to Tenant’s Improvements or the Space Plans. The amount of the Improvement Allowance is based on an estimate obtained by Landlord of the costs to complete Tenant’s Improvements. In the event the costs to complete Tenant’s Improvements exceed the Improvement Allowance, Landlord shall notify Tenant, and Tenant shall have five (5) business days to propose a change order and/or accept a revised cost estimate. Any proposed changes shall be reasonably acceptable to Landlord. If Landlord reasonably rejects any proposed change order, Landlord and Tenant shall work in good faith to agree upon a mutually acceptable change order to reduce such additional costs to equal to or below the Improvement Allowance. Landlord shall cause its contractors and architects to cooperate with Tenant in its preparation of any change order proposal. In the event Tenant fails to propose such changes within such five (5) business day period or if Landlord and Tenant do not reach an agreement regarding a mutually acceptable change order within five (5) business days after Landlord’s reasonable rejection, Landlord will be entitled to proceed with Tenant’s Improvements based on the Space Plans, and Tenant shall be responsible for the payment of all costs specified in Landlord’s notice in excess of the Improvement Allowance. In the event Tenant and Landlord agree on such changes within the time period provided, the Space Plans will be revised in accordance with such agreed to changes. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with Tenant’s Improvements or in connection with any construction in the premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Term Commencement Date. Except for Tenant’s Improvements and any repairs expressly required to be made by Landlord under this Lease, Landlord shall have no obligation to perform any work or construction to make the premises fit for use and occupation or for Tenant’s particular purpose or to make them acceptable to Tenant.

4.3 Included Equipment. Tenant shall have the right, during the term of this Lease, to use the laboratory equipment that is listed on Exhibit 5 attached hereto, which will remain in the premises on the Term Commencement Date (the “Included Equipment”). Tenant shall accept the Included Equipment in the same condition in which the Included Equipment is in as of the Term Commencement Date, without any representation or warranty by Landlord to Tenant as to the condition of the Included Equipment. Tenant shall: (i) maintain the Included Equipment in the same condition in which it is delivered to Tenant, reasonable wear and tear and damage caused by fire or other casualty excepted and deliver the Included Equipment in said condition to Landlord at the end of the term; (ii) not remove from the premises or alter the Included Equipment and (iii) obtain and maintain, throughout the term of this Lease, property insurance, with a company reasonably acceptable to Landlord, for 100% of the replacement value of the Included Equipment, naming Landlord as an additional insured and shall provide Landlord with evidence of such coverage prior to the commencement of the term.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall continuously during the term hereof occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or that are otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the remainder of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant’s ability to perform any of its obligations under this Lease, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant’s use or occupancy of the premises or the Building.

6.	RENT

During the term of this Lease, the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord at the address provided in Exhibit 1 to this Lease or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.	RENTABLE AREA

Total Rentable Area of the premises, the Building and the Complex are agreed to be the amounts set forth in Exhibit 1. Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex.

8.	SERVICES FURNISHED BY LANDLORD

8.1	Electric Current.

(a) As stated in Exhibit 1, Landlord will either furnish to Tenant, as an incident of this Lease, electric current for the operation of lighting fixtures, the 120-volt electrical outlets initially installed in the premises and Tenant will reimburse Landlord for the cost of such electric current as measured by a separate submeter or checkmeter, as hereinafter set forth, or Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant.

(b) If Landlord is providing electric current to Tenant, as aforesaid, then Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

1.	Commencing as of the Term Commencement Date and continuing until the procedures set forth in Paragraph 2 of this Article 8.1(b) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimate) on account of Tenant’s obligation to reimburse Landlord for electricity consumed in the premises.

2.	Periodically after the Term Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the premises (i.e. by reading Tenant’s sub-meter and by applying an electric rate which shall not exceed the retail rate which would have been payable by Tenant had Tenant obtained electric services directly from the utility company providing electric current to Landlord.) If the total of Tenant’s estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the premises during such period, Tenant shall pay the difference to Landlord within fifteen (15) days of when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder, provided Tenant is not in default under this Lease.

3.	After each adjustment, as set forth in Paragraph 2 above, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity in the premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

(c) If Landlord is furnishing Tenant electric current hereunder, Landlord, at any time, at its option and upon not less than thirty (30) days’ prior written notice to Tenant, may discontinue such furnishing of electric current to the premises, provided Tenant is able to obtain electric current directly from a company supplying current for the purchase; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, pursuant to Landlord’s option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord’s expense, furnish and install in or near the premises any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current and Tenant, at Tenant’s expense, shall maintain and keep in repair such metering equipment.

(d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(e) Landlord, at Tenant’s expense and upon Tenant’s request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

(f) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

(g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and using contractor(s) approved by Landlord, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water. Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant.

8.3 Elevators, Heat and Cleaning. Landlord shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. (called “business days”) and have one elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the premises during the normal heating season on business days; and (iii) cause the common areas of the Building to be cleaned on business days (i.e., Monday through Friday) in a manner consistent with cleaning standards generally prevailing in the office buildings in the City of Cambridge.

8.4 Air Conditioning

. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of maintaining a temperature range that is reasonably standard for buildings of similar class, size, age and location.

8.5 Additional Heat and Air Conditioning Services. Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat or air conditioning services (as normal seasonal changes may require for comfortable occupancy of the premises) to the premises on days and at times other than as above provided. Tenant will pay to Landlord a reasonable charge for any such additional heat or air conditioning service required by Tenant.

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At Landlord’s sole election, such equipment will either be installed:

(a) by Landlord at Tenant’s expense and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment. At Landlord’s election, such equipment shall (i) be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider; or

(b) by Tenant, subject to Landlord’s prior approval of Tenant’s plans and specifications for such work. In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of both the Building and the Common Areas in good condition and repair. Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow.

8.8 Interruption or Curtailment of Services

. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

Notwithstanding the foregoing, Tenant shall be entitled to a proportionate abatement of Yearly Rent in the event of a Landlord Service Interruption (as defined below). For purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the premises shall lack any service which Landlord is required to provide hereunder thereby rendering the premises untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below), (ii) Tenant in fact ceases to use the premises for the entirety of the Landlord Service Interruption Cure Period, (iii) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as thirty (30) consecutive business days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption.

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be reasonably necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

8.10 Miscellaneous. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.	ESCALATION

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

(b) “Tenant’s Proportionate Building Share” shall initially be the figure as stated in Exhibit 1. Tenant’s Proportionate Building Share is the ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area of the Building, from time to time. As changes or modifications to the Building occurs, Tenant’s Proportionate Building Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area within the Building.

(c) “Tenant’s Proportionate Common Area Share” shall initially be the figure as stated in Exhibit 1. Tenant’s Proportionate Common Area Share is the ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area, from time to time, of all buildings within the Complex which have been completed and for which a certificate of occupancy has been issued. As additional buildings are completed within the Complex, Tenant’s Proportionate Common Area Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the premises to the aggregate Total Rentable Area within the Complex.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Common Areas of the Complex and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. “Taxes” shall not include any inheritance, estate, succession, transfer, gift, capital stock, franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Complex is the only real estate owned by Landlord. “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies. The parties acknowledge that, as of the Execution Date, Taxes are based upon several separate tax bills affecting the Complex. Taxes shall be allocated by Landlord, in Landlord’s reasonable judgment, among the Building (the portion of Taxes allocable to the Building being referred to herein as “Building Taxes”), the other buildings of the Complex, and the Common Areas (the portion of Taxes allocable to the Common Areas being referred to herein as “Common Area Taxes”).

(e) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

(f) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building, the Complex, and the Common Areas of the Complex including, without limitation, vehicular and pedestrian passageways related to the Complex, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Complex off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but, notwithstanding anything to the contrary set forth in this Lease, shall not include “Excluded Costs,” as hereinafter defined.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as:

(i) Any ground or underlying lease rental;

(ii) Bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Complex;

(iii) Costs which may be considered capital improvements, capital repairs, capital changes or any other capital costs as determined under generally accepted accounting principles except for (a) any capital improvement made to the Building which is intended to reduce Operating Costs, or (b) capital expenditures required by government regulation or law enacted after the Term Commencement Date, or (c) any cost incurred which is not considered annual recurring routine maintenance but maintains the general appearance of the Building/Complex (i.e., painting of the Common Areas, replacement of carpet in common areas, maintenance of stone/tile), in which case such costs shall be capitalized and amortized over their useful life determined in accordance with generally accepted accounting principles;

(iv) Rentals for items which if purchased, rather than rented, would constitute an excluded capital cost, except for temporary, short term rentals;

(v) Costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed;

(vi) Depreciation, amortization and interest payments, except on equipment, materials, tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(vii) Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), tenant space planning costs (excluding space planning costs for the Common Areas) and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(viii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant’s or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(ix) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly;

(x) Costs incurred by Landlord due to the violation by Landlord or any tenant of any terms and conditions of any lease of space in the Building;

(xi) Salaries and other benefits paid to the employees of Landlord above the level of general manager;

(xii) Rent for any office space occupied by Building management personnel to the extent the size or rental rate for such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Complex;

(xiii) Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis it being agreed that a management fee equal to 3% of gross collected revenues from the Building is not deemed to exceed the cost of such services rendered by unaffiliated third parties on a competitive basis;

(xiv) Landlord’s general corporate overhead and general and administrative expenses (as distinguished from cost of operation of the Building or Complex);

(xv) All assessments which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord when due and not included as Operating Costs except in the year in which the assessment or premium installment is actually paid;

(xvi) Costs for sculpture, paintings or other objects of art in excess of $5,000 per year; and

(xvii) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including account (except as same relates to accounting for the Building operations) and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants.

Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, to the extent they are employed in, about or on account of the Complex, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Building and Complex.

Administrative Costs: The cost of office expense for management of the Complex, including, without limitation, rent, business supplies and equipment.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building or for which the user/tenant reimburses Landlord. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts and rental costs associated with the Building’s management office.

(5) Definitions of Building Operating Costs and Common Area Operating Costs. “Building Operating Costs” shall be defined as the amount of Operating Costs allocable to the Building in any Operating Year. “Common Area Operating Costs” shall be defined as the amount of Operating Costs allocable to the Common Areas in any Operating Year. All Operating Costs incurred by Landlord in respect of the Complex shall be allocated, in Landlord’s reasonable judgment, among the Building, the other buildings of the Complex, and the Common Areas.

9.2 Tax Share. Commencing as of the Rent Commencement Date and continuing thereafter with respect to each Tax Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Tax Period, the sum of: (x) Tenant’s Proportionate Building Share of Building Taxes for such Tax Period, plus (y) Tenant’s Proportionate Common Share of Common Area Taxes for such Tax Period, such sum being hereinafter referred to as “Tax Share”. Tax Share shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Share, calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Share for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Share for such Tax Period, Tenant shall pay the difference to Landlord within fifteen (15) days of when billed therefor.

Appropriate credit against Tax Share shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Expense Share. Commencing as of the Rent Commencement Date and continuing thereafter with respect to each Operating Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Operating Year, the sum of: (x) Tenant’s Proportionate Building Share of Building Operating Costs for such Operating Year, plus (y) Tenant’s Proportionate Common Area Share of Common Operating Costs for such Operating Year, such sum being hereinafter referred to as “Operating Expense Share”. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Share, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Share for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Share for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

9.4 Part Years. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Share, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant’s Proportionate Building Share and Tenant’s Proportionate Common Area Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

9.6 Audit. Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord’s invoices and statements relating to the Operating Costs for the applicable Operating Year for the purpose of verifying the Operating Costs and Tenant’s share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than 90 days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Costs statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (i) Tenant duly requests such review within such 90-day period, and (ii) within 3 months after such review request, Tenant shall notify

Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease. The accountant conducting the review shall have at least five (5) years experience auditing leases and shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that all information obtained from any such Operating Costs review, including without limitation, the results of any Operating Costs review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. If, after such review, it is finally determined that: (i) Tenant has made an overpayment of its Operating Expense Share, Landlord shall credit such overpayment against future installments of Yearly Rent, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord within 10 business days of such determination, or (ii) Tenant has made an underpayment of its Operating Expense Share, Tenant shall within 10 business days of such determination, pay such underpayment to Landlord. If, after such review, it is finally determined that Tenant has made an overpayment of its Operating Expense Share in excess of 10% of the amount that should have been paid, then Landlord shall reimburse Tenant the actual, out-of pocket, cost of such audit.

9.7 Survival. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant expressly set forth herein with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord as set forth above, will be removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant. Notwithstanding the foregoing or anything otherwise set forth in this Lease, Tenant shall not be required to remove any fixtures, equipment, improvements and appurtenances that constitute all or any portion of the Tenant Improvements.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord’s prior written consent and unless made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant.

If, as a result of any alterations, decorations, installations, removals, additions and improvements made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other federal, state or local laws or regulations and such compliance requires Landlord to make any improvement or alteration to any portion of the Building or the Complex, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any such alteration, decoration, installation, removal, addition or improvement by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.

Without limiting any of the terms hereof, Landlord will not approve any alteration, decoration, installation, removal, addition or improvement requiring unusual expense to readapt the premises to normal office use on lease termination or increasing the cost of construction, insurance or Taxes on the Building or of Landlord’s services to the premises, unless Tenant first gives assurances or security acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost.

13.	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF TENANT’S PERFORMANCE-COMPLIANCE WITH LAWS

Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises—whether such work be done prior to or after the Term Commencement Date—Tenant will strictly observe the following covenants and agreements:

(a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic’s lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT-FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. For purposes of this Lease, the terms “reasonable use and wearing” and “ordinary wear and use” (as referred to in Article 22 herein) constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required in the Lease. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall be responsible for janitorial services to be provided to any bathrooms located within the premises. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load-Heavy Machinery. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant’s responsibility. Notwithstanding the foregoing, Landlord acknowledges that Tenant requires the use of a warm room and a cold room in connection with its contemplated use of the premises. The installation of the warm room and cold room, with the specifications set forth on Exhibit 6 attached hereto, shall be part of Tenant’s Improvements. Tenant has approved the specifications set forth on Exhibit 6. It is Tenant’s responsibility to ensure that the warm and cold rooms do not exceed the floor load per square foot of area which such floor was designed to carry and which is allowed by law and to repair and maintain the warm and cold rooms. Landlord makes no representations or warranties as to the nature, condition or usability of the warm and cold rooms and Tenant agrees to look to the manufacturers and not the Landlord for any claims regarding the functioning of the warm and cold rooms.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. During the Term of this Lease Tenant shall procure, and keep in force and pay for:

(a) Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Five Million ($5,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

(b) Workers’ Compensation and Employer’s Liability insurance (as required by the State wherein the Building is located).

(c) Rental loss insurance in an amount equal to all unpaid Rent which would be due for a period of eighteen (18) months under the Lease. The amount of such rental loss insurance shall be increased from time to time during the Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord).

(d) Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the premises as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord, Landlord’s managing agent and Landlord’s Mortgagees as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

15.3 General. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant’s breach of the Lease or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by the negligence of Landlord, its agents, contractors or employees);

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors;

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises; and

(d) Tenant’s obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees, and then only after the expiration of a reasonable time after the occurrence of such condition without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

15.6 Repairs and Alterations-No Diminution of Rental Value. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof, provided Landlord uses commercially reasonable efforts to minimize the disruption of Tenant’s operations in the premises.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting. Notwithstanding the foregoing, Tenant may assign or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises with, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. The terms “assign” or “transfer” shall be deemed to include the merger or consolidation of Tenant with or into any other entity, firm or corporation or the transfer or sale of a controlling interest in any entity constituting Tenant.

Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord’s opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord; (ii) the business in which the proposed assignee or sublessee is engaged could detract from the Building, its value or the costs of ownership thereof; (iii) the rent to be paid by any proposed sublessee is less than the then current fair market rent; (iv) the proposed sublessee or assignee is a current tenant or a prospective tenant (meaning such tenant, within the past nine (9) months preceding the request for an assignment or sublease) has been shown space or has been presented with or has made an offer to lease space) of the Building; (v) the use of the premises by any sublessee or assignee (even though a Permitted Use) violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (vi) if such assignment or subleasing is not approved of by the holder of any mortgage on the Building (if such approval is required); (vii) a proposed assignee’s or subtenant’s business will impose a burden on the Building’s parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (viii) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (ix) Tenant is in default of any of its obligations under the Lease at the time of the request or at the time of the proposed assignment or sublease, each beyond any applicable notice or cure period; (x) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (xi) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xii) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Building; (xiii) the assignment or sublease will result in there being more than one subtenant of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); or (xiv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Landlord may condition its consent upon such assignee or sublessee depositing with Landlord such additional security as Landlord may reasonably require to assure the performance and observance of the obligations of such party to Landlord. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

(i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

(ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit 1.

Notwithstanding the foregoing, it is hereby expressly understood and agreed however, Tenant may, without Landlord’s prior written consent, but upon notice to Landlord, sublet all or a portion of the premises or assign Tenant’s interest in the lease to (i) any successor entity into which Tenant is merged or with which Tenant is consolidated; (ii) a subsidiary, affiliate, parent or other entity which Tenant controls, is controlled by or is under common control with Tenant or (iii) a purchaser of all or a significant portion of Tenant’s stock or assets provided such entities shall have a net worth and liquidity at least equal to the higher of (a) the net worth and liquidity of Tenant existing immediately prior to such transfer; or (b) the net worth and liquidity of Tenant existing as of the Term Commencement Date (such corporation being hereinafter called “Assignee”),. Any Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s servants, employees, agents, contractors, visitors, invitees or licensees.

17.2 Access to Premises-Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building of which it is aware including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the gross negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and

in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4 Signs, Blinds and Drapes. Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or Complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

17.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant’s attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten (10) day period.

17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; or (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the premises. Notwithstanding anything set forth in this Lease that may be to the contrary, in no event shall Landlord, or its contractors or agents be liable for any damage to any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise.

17.7 Requirements of Law-Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord. Notwithstanding the foregoing or any provision of this Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Tenant’s particular manner of use of the premises, or (b) be due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (but excluding any property installed by and at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls (said coverage shall include the Tenant’s Improvements up to the amount of the Improvement Allowance actually expended to complete the Tenant’s Improvements); and (ii) Tenant shall keep any property installed by and at the expense of Tenant and its personal property in and about the premises insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value. Such Tenant’s insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property.

If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage. All repairs to and replacements of Tenant’s property shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by and at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage, the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

Any dispute between the parties relating to the provisions or obligations in this Article 18 shall be submitted to arbitration pursuant to Article 29.5 hereof.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of the Lease, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.	CONDEMNATION-EMINENT DOMAIN

In the event that the premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

Any dispute between the parties relating to the provisions or obligations in this Article 20 shall be submitted to arbitration pursuant to Article 29.5 hereof.

21.	DEFAULT

21.1 Conditions of Limitation-Re-Entry-Termination. This Lease and the herein term and estate are, upon the condition that if (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises or the same shall become, or shall appear to have become, vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within thirty (30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof—then, and in any such event Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever “Tenant “ is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant’s obligations under this Lease. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Intentionally Omitted.

21.3 Damages-Termination

. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges payable under this Lease projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected fair market rental value of the premises for such period;

or:

(y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Share and Operating Expense Share and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to

Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

21.7 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (the “Non-Monetary Grace Period”) (except where the nature of the default constitutes an emergency as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30) day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default. Notwithstanding the foregoing, Tenant shall have no right to notice or the Non-Monetary Grace Period relating to its failure to (v) maintain all insurance as required in Article 15 above; (w) deliver to Landlord the Security Deposit as required by Section 29.13 below; (x) provide Landlord with Estoppel Certificates as required pursuant to Section 17.5 above; (y) provide Landlord with subordination agreements as required pursuant to Article 23 below; or (z) provide Landlord with the certificates of insurance required pursuant to Article 15 above.

Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.	END OF TERM-ABANDONED PROPERTY

Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use (as defined in Article 14.1 hereof) and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration and shall comply with all the provisions of Section 29.11 of the Lease. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by Tenant in the premises or elsewhere in the Building, and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions installed by Tenant, wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market value of the premises for such period, whichever is greater. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the premises after the expiration or prior termination of the term of the Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor’s or mortgagee’s consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust or ground lease. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant’s attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

(h) Landlord agrees to request that Landlord’s lender provide Tenant with a non-disturbance agreement in a form and substance reasonably acceptable to Tenant, Landlord and Landlord’s lender; provided, however, it shall not be a requirement of this Lease that a non-disturbance agreement be obtained from Landlord’s lender and Tenant acknowledges that Landlord’s inability to obtain such a non-disturbance agreement from Landlord’s lender in no way affects Tenant’s obligations under this Lease and in no way constitutes a default by Landlord under this Lease.

24.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.	ENTIRE AGREEMENT-WAIVER-SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM-EXCULPATORY CLAUSE

(a) Except as provided in Articles 4.1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

(c) Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when delivered as stated in Article 29.17 below.

If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant’s Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent following any applicable notice and cure periods.

28.	PARTIES BOUND-SEIZING OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc

. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

29.3 Broker. Each party hereto represents and warrants that in connection with the leasing of the premises hereunder, the party so representing and warranting has not directly or indirectly dealt with any broker, agent or finder, except for Beal and Company, Inc. which represents the Landlord in the transaction, and its cooperating broker Richards, Barry, Joyce & Partners, which represents the Tenant in the transaction (collectively the “Broker”). Each party hereto agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under the other against any claims based upon any inaccuracy in such party’s representation. Landlord hereby agrees that it shall pay a commission to the Broker according to a separate agreement.

29.4 Modifications. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29.5 Arbitration. Any disputes relating to the provisions or obligations contained in Articles 2.1, 18 and 20 of this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord hereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the premises (other than the initial alterations contemplated herein) , requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

29.10 Survival. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

29.11 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” in or on the premises.

(a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.11(c)) whether within or outside the premises within the Complex. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the premises or the Complex prior to the date Tenant takes possession of the premises. Prior to the Specified Commencement Date, Landlord shall provide Tenant with evidence that the premises have been decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation and have been released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation.

(b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises or otherwise in the Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices or laboratories, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good scientific and medical practice. Within five (5) days of Landlord’s request, Tenant shall provide Landlord with a list of all Hazardous Materials, including quantities used and such other information as Landlord may reasonably request, used by Tenant in the premises. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the premises, Building of which the premises is a part or the Complex until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

(c) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or medical waste, or is contaminated with blood or other bodily fluids; and “Environmental Laws” include, without limitation, the laws listed in the preceding clauses (i) through (iv).

(d) Any increase in the premium for necessary insurance on the premises or the Complex which arises from Tenant’s use and/or storage of these Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local government agency with jurisdiction.

(e) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively “Losses”) which Landlord may reasonably incur arising out of contamination of real estate, the Complex or other property not a part of the premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the premises, the presence of which is caused or permitted by Tenant, or (ii) from a breach by Tenant of its obligations under this Article 29.11. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the premises based upon the circumstances identified in the first sentence of this Article 29.11(e). The indemnification and hold harmless obligations of Tenant under this Article 29.11(e) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Complex caused or permitted by Tenant results in any contamination of the premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(f) On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the premises, and immediately prior to the time that Tenant delivers the premises to Landlord, Tenant shall:

(1) Cause the premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials, as defined in this Article 29.11, or is otherwise in violation of any Environmental Law, as defined in this Article 29.11 hereof.

(2) Provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the premises from and after the date that Tenant first took occupancy of the premises remain in the premises.

Notwithstanding anything otherwise provided herein, Tenant shall not be liable for any losses related to conditions existing in, or under the premises and/or the Building and/or the surrounding land prior to the Term Commencement Date (or the date on which Tenant occupies the premises if such date is prior to the Term Commencement Date) and shall not be required to remediate such conditions.

29.12 Patriot Act.

Tenant represents and warrants to Landlord that:

(A)	Tenant is not in violation of any Anti-Terrorism Law;

(B)	Tenant is not, as of the date hereof:

(i)	conducting any business or engaging in any transaction or dealing with any Prohibited Person (as hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)	engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C)	Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein

“Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

29.13 Security Deposit. Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit in the amount provided in Exhibit 1, securing Tenant’s obligations under this Lease. In no event shall said security deposit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees that no interest shall accrue on said deposit and that Landlord shall have no obligation to maintain such deposit in a separate account (i.e., Landlord shall have the right to commingle such deposit with other funds of Landlord). In the event that Tenant shall default in any of its obligations under the Lease, Landlord shall have the right, without prior notice to Tenant, to apply said deposit (or any portion thereof) towards the cure of any such default and Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of said deposit. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply said security deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. The application of all or any part of the deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. Provided that Tenant is not in default of any of its obligations under the Lease at the expiration of the term of the Lease, Landlord shall refund to Tenant any portion of said security deposit which Landlord is then holding.

29.14 Parking. Commencing as of the Term Commencement Date and continuing thereafter throughout the term of the Lease, the Landlord will make available to Tenant four (4) monthly parking passes for use in the One Kendall Square Garage (the “Garage”) which Landlord represents and warrants is owned in fee by it. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except in connection with an assignment of this Lease or sublease of the premises which is permitted pursuant to the provisions of this Lease. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. The current rate for such passes as of the Execution Date of this Lease is $200.00 per month. If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, Landlord shall have the same rights against Tenant as Landlord has with respect to the timely payment of Yearly Rent hereunder. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to reasonable rules and regulations from time to time in force. Tenant shall have the right, from time to time upon at least thirty (30) days prior written notice to Landlord, to surrender one or more of such parking passes, and upon such surrender, Tenant shall have no further rights or obligations with respect to such surrendered passes.

29.15 Tenant’s Option to Extend the Term of the Lease.

A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, beyond any applicable notice and cure period and that Cequent Pharmaceuticals, Inc., itself, or a permitted assignee (as permitted by or consented to in Article 16), is occupying at least seventy-five percent ( 75%) of the premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional two (2) year term, such additional term commencing as of the next day following the expiration of the Original Term. Tenant may exercise such option to extend by giving Landlord written notice on or before the date which is two hundred and seventy (270) days prior to the expiration of the Original Term. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the premises and that the Yearly Rent during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article 29.15.

B. Yearly Rent. The Yearly Rent during the additional term shall be based upon the Fair Market Rental Value, as defined in Article 29.16, as of the commencement of the additional term, of the premises then demised to Tenant.

C. Tenant shall have no further option to extend the term of the Lease other than the one (1) additional two (2) year term herein provided.

D. Notwithstanding the fact that, upon Tenant’s exercise of the herein option to extend the term of the Lease, such extension shall be self executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term may not be set forth in said amendment. Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Article 29.15, unless otherwise specifically provided in such lease amendment.

29.16 Definition of Fair Market Rental Value.

A. “Fair Market Rental Value” shall be computed as of the date in question at the then current Yearly Rent, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Complex, or if no such leases or agreements to lease are then currently being negotiated or executed in the Complex, the Fair Market Rental Value shall be determined by reference to leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in first-class office buildings located in East Cambridge, Massachusetts. In determining Fair Market Rental Value, all relevant factors shall be taken into account and given effect, including, without limitation: size, location and condition of premises, lease term, including renewal options, tenant’s obligations with respect to operating expenses and taxes, tenant improvement allowances, condition of building, and services and amenities provided by the Landlord.

B. Dispute as to Fair Market Rental Value:

Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall notify Landlord, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, of its disagreement whereupon the parties shall negotiate in good faith to arrive at a mutually agreeable Fair Market Rental Value. If the parties are unable to agree within thirty (30) days after Tenant’s notice to Landlord, the parties shall submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to select an impartial third arbitrator. All arbitrators shall have at least ten (10) years of professional experience as an office building owner, real estate manager or real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrators shall be binding and conclusive, and judgment upon the award or decision of the arbitrators may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant. In no event shall the Fair Market Rental Value be less than the Yearly Rent in effect immediately prior to the commencement of the additional term.

29.17 Notices. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed duly given if sent either (i) by registered or certified mail, postage prepaid, return receipt requested, or (ii) by overnight mail service as provided by the U.S. mail or by a nationally recognized private common carrier with provisions for receipt of delivery, or (iii) by hand and addressed as follows:

(i) If intended for Landlord, addressed to Landlord at the mailing address of Landlord as set forth in Exhibit 1 to the Lease, with a copy to RB Kendall Fee LLC, c/o Beal & Company, Inc., One Kendall Square, Building 400, 2nd Floor, Cambridge, Massachusetts 02139 Attn: General Manager, and Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110 Attn: Peter A. Spellios (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

(ii) If intended for Tenant, addressed to Tenant at the mailing address for Tenant as set forth in Exhibit 1 to this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when delivered in hand, or when deposited in the United States mail within the continental United States or when sent by overnight mail.

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:	TENANT:

RB KENDALL FEE, LLC	CEQUENT PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Peter D. Parker
Name:	Robert L. Beal	(Name)	(Title) President
Title:	Authorized Signatory	Hereunto Duly Authorized

IF TENANT IS A CORPORATION, A SECRETARY’S OR CLERK’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH, DISTRICT OR

STATE OF Massachusetts

COUNTY OF Suffolk

On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.

/s/ Colette C. Ferreira
Notary Public Commonwealth of Massachusetts
My Commission Expires: May 25, 2012

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

/s/ Mark Biondi
Notary Public Commonwealth of Massachusetts
My Commission Expires: 4/13/2012

EXHIBIT 1

LEASE DATA

EXHIBIT 2

LEASE PLAN

See Attached

EXHIBIT 3

COMPLEX OF PLAN

EXHIBIT 4

SPACE PLANS

See Attached

EXHIBIT 5

INCLUDED EQUIPMENT

Equipment in the premises:

•	One (1) six (6) foot lab hoods

•	One (1) three (3) foot lab hood

•	One (1) autoclave (without steam generator)

Equipment in the basement of the Building:

•	One (1) RODI System

•	One (1) Acid Neutralization System

•	One (1) Vacuum System

•	One (1) 120 gallon Hot Water Heater

•	One (1) Compressed Air System w/ external storage tank

EXHIBIT 6

WARM AND COLD ROOM SPECIFICATIONS

See Attached